Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

International Flavors & Fragrances Inc. Retirement Investment Fund Plan
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54423) of International Flavors & Fragrances, Inc. of our report dated June 29, 2017, relating to the financial statements and supplemental schedule of the International Flavors & Fragrances, Inc. Retirement Investment Fund Plan which appear in this Form 11-K.

/s/ Smolin, Lupin & Co., P.A.
Fairfield, New Jersey
June 29, 2017